UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

Accenture SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2015 (the “Merger Date”), Accenture SCA, a Luxembourg partnership limited by shares and direct subsidiary of Accenture plc, and Accenture Holdings plc, an Irish company and direct subsidiary of Accenture plc (“Accenture Holdings”), completed the previously announced merger (the “Merger”) pursuant to the common draft terms of merger dated May 18, 2015, in which Accenture SCA was merged with and into Accenture Holdings, with Accenture Holdings as the surviving entity and Accenture SCA was dissolved without going into liquidation. In connection with the Merger, by operation of law, contracts, agreements and instruments to which Accenture SCA was a party are construed and have effect as if Accenture Holdings had been a party thereto instead of Accenture SCA, and Accenture Holdings has the same rights and is subject to the same obligations to which Accenture SCA was subject under such contracts, agreements and instruments.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 8.01 is incorporated by reference herein.

Item 5.01	Change in Control of Registrant.

The description of the Merger under Item 8.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Merger Date, the mandate of Accenture plc as the general partner and manager of Accenture SCA expired and the discharge (quitus) of Accenture plc as the general partner and manager of Accenture SCA in respect of the performance of its duties occurred. Accenture Holdings is governed by a board of directors.

Item 8.01	Other Events.

The Merger

In connection with the Merger, by operation of law, (i) all of the assets and liabilities of Accenture SCA were transferred to Accenture Holdings, (ii) each holder of Accenture SCA’s Class I common shares (other than Accenture SCA itself) received one ordinary share of Accenture Holdings in exchange for every Class I common share held by such holder immediately before the Merger, (iii) all legal proceedings pending by or against Accenture SCA are continued with the substitution, for Accenture SCA, of Accenture Holdings as a party, and (iv) contracts, agreements and instruments to which Accenture SCA was a party are construed and have effect as if Accenture Holdings had been a party thereto instead of Accenture SCA, and Accenture Holdings has the same rights and is subject to the same obligations to which Accenture SCA was subject under such contracts, agreements and instruments. Therefore, as a result of the Merger, holders of Class I common shares of Accenture SCA became holders of ordinary shares of Accenture Holdings, and Accenture SCA ceased to exist.

Prior to the Merger, the Class I common shares of Accenture SCA were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger, all of the Class I common shares were cancelled and holders thereof (other than Accenture SCA itself) received ordinary shares of Accenture Holdings on a one-for-one basis. Accordingly, Accenture SCA intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Class I common shares of Accenture SCA and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2015	ACCENTURE HOLDINGS PLC, as successor by merger to Accenture SCA

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Assistant Secretary